Exhibit 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2009
Company to host conference call on June 2, 2009 at 11:00 a.m. ET
MINNEAPOLIS, MN — June 1, 2009 — Navarre Corporation (Nasdaq: NAVR), a publisher and distributor of physical and digital home entertainment and multimedia products, today reported fiscal year 2009 fourth quarter and fiscal year-end results.
Cary Deacon, Chief Executive Officer, commented, “The Quarter’s results were very positive relative to the unprecedented market conditions. We are well positioned to benefit as the economy recovers and we remain committed to efficiently serving our customers and investing in our business to build a stronger company for the future. We are optimistic and excited about our opportunities for this upcoming fiscal year.”
Financial Results Fiscal Year 2009 Fourth Quarter
•	Net sales were $147.1 million, as compared to net sales of $160.2 million for the same period last year.

•	Earnings from continuing operations, before interest, taxes, depreciation, amortization, share-based compensation expense, and impairment and other charges was $7.4 million; as compared to EBITDA from continuing operations of $5.7 million in the prior year’s fourth quarter, an increase of 30%. (See “Use of Non-GAAP Financial Information” below)

•	Operating income, prior to a non-cash goodwill impairment charge, was $5.4 million, as compared to operating income of $3.0 million in the prior year. (See “Use of Non-GAAP Financial Information” below)

•	Net income from continuing operations was $3.2 million during the quarter or $0.09 per diluted share; as compared to net income of $1.0 million, or $0.03 per diluted share in the prior year. Net income includes the impact of a $3.1 million pre-tax non-cash goodwill impairment charge recognized during the fourth quarter of fiscal year 2009.

•	Debt, net of cash, on March 31, 2009 was $24.1 million; as compared to debt, net of cash, of $36.6 million on March 31, 2008.
Financial Results Fiscal Year 2009
•	Net sales were $631.0 million, as compared to net sales of $658.5 million for the 2008 fiscal year.

•	Earnings from continuing operations, before interest, taxes, depreciation, amortization, share-based compensation expense, and impairment and other charges was $22.7 million; as compared to EBITDA from continuing operations of $28.9 million for fiscal year 2008. (See “Use of Non-GAAP Financial Information” below)

•	Net loss from continuing operations was $88.4 million, or a net loss of $2.44 per diluted share; as compared to net income from continuing operations during fiscal year 2008 of approximately $7.1 million, or $0.20 per diluted share. This net loss includes the impact of impairment and other pre-tax charges of $111.1 million during the 2009 fiscal year.
Reid Porter, Chief Financial Officer, commented, “Expense control was excellent during the quarter as operating expenses, prior to a goodwill impairment charge, were $4.4 million lower than the previous year’s quarter – a 21% decrease. We look forward to seeing the continued benefit of these expense initiatives as we move through our fiscal year and into periods in which we have traditionally seen higher seasonal sales volume. ”
Porter continued, “Sales continued to be soft during the fourth quarter as the retail environment remained difficult, due in part to the bankruptcy of Circuit City. However, our sales shortfall compared to the prior year began to improve late in the quarter and this trend has continued into the April period.”
Goodwill Impairment Charge
During the fourth quarter the publishing segment recognized a $3.1 million non-cash goodwill impairment charge, primarily resulting from the Company’s sustained reduction to its market capitalization. The Company has no goodwill on its balance sheet following this non-cash impairment charge. The recognition of this impairment charge does not have any impact to the Company’s compliance with the financial covenants in its credit agreement with its lender.
Publishing Segment
The publishing segment includes the results of the wholly-owned subsidiaries FUNimation Entertainment, Encore and BCI. For the fourth quarter ended March 31, 2009, the publishing segment had net sales, before inter-company eliminations, of $22.0 million, a decrease of 25.0%, as compared to net sales of $29.4 million in the fourth quarter of the prior fiscal year. Net sales at BCI contributed only $400,000 to the publishing segment’s net sales in the fourth quarter, as compared to $3.5 million during the same period of the prior year. Fiscal year 2009, net sales, before inter-company eliminations, in the publishing segment decreased by 12.4% to $102.8 million, as compared to net sales of $117.4 million for fiscal year 2008. See “Use of Non-GAAP Financial Information” below.
Operating income for the publishing segment, prior to the impact of the non-cash goodwill impairment charge, was $2.6 million, as compared to operating income of $2.7 million in the fourth quarter of the prior year. Included in operating income for the publishing segment was a $1.1 million operating loss in connection with the wind-down of the budget video business. The Company does not anticipate any significant additional wind-down costs to impact future periods. Net sales of animé products contributed substantially all operating income in the segment. See “Use of Non-GAAP Financial Information” below.

Distribution Segment
The distribution segment includes the results of the wholly-owned subsidiary Navarre Distribution Services, which distributes PC software, DVD video, video games and accessories. It should be noted that the Company has presented historical information related to the distribution segment without including the results of the independent music distribution business which was sold May 31, 2007, and is now reflected as discontinued operations.
For the fourth quarter ended March 31, 2009, the distribution segment’s net sales, before inter-company eliminations, decreased by 6.8% to $138.4 million, as compared to net sales of $148.5 million for the same period last year. For fiscal year 2009, the distribution segment achieved net sales, before inter-company eliminations, of $592.9 million, as compared to net sales of $611.0 million for fiscal year 2008, a decrease of 3.0%. See “Use of Non-GAAP Financial Information” below.
Operating income in the distribution segment was $2.7 million during the fourth quarter, as compared to $0.3 million in the same quarter of the prior year. Initiatives undertaken to improve margin and control expenses, in conjunction with efficiencies resulting from the Company’s ERP implementation, provided enhanced profitability during the fourth quarter.
Outlook
Cary Deacon commented, “While the economy is still very unstable, we feel it would be in the best interest of our stakeholder’s to provide guidance around management’s view of FY 2010. We believe that sales will continue to be soft in this environment but we feel that gross margin and expense initiatives will help deliver the following results.”
The Company’s guidance for fiscal year 2010 is as follows:
•	Net sales are expected to range between $550 million and $600 million, with the shortfall from the prior year’s results primarily occurring in the first two fiscal quarters, and due in part from the impact of the wind-down of BCI and the bankruptcy of Circuit City;

•	EBITDA is anticipated to range between $20 million and $23 million; and

•	Cash flow from operations is anticipated to be positive for fiscal year 2010 results.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Tuesday, June 2, 2009, to discuss its fiscal year 2009 fourth quarter, and full 2009 fiscal year financial results. The conference call can be accessed by dialing (800) 510-0146, conference participant passcode “48106705”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the internet and can be accessed in the “Investors” section of the Company’s web site located at www.navarre.com. Those wishing to access the call through the internet should go to the Company’s web site fifteen minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available at the Company’s web site following the call’s completion.

Use of Non-GAAP Financial Information
In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations, operating income before restructuring and other charges, EBITDA, and earnings before interest, taxes, depreciation, amortization, and share-based compensation expense, and impairment and other charges, are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable preliminary GAAP results, which is attached to this release and can also be found on the Company’s web site at www.navarre.com.
About Navarre Corporation
Navarre® Corporation is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories. Navarre licenses and publishes animé content through FUNimation Entertainment®, and PC software through Encore®. Navarre Distribution Services distributes this content, as well as the products of other major publishers and studios, to a broad spectrum of retail channels. Navarre was founded in 1983 and is headquartered in New Hope, Minnesota. Additional information can be found at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation arising out of this investigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its new ERP system; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net sales	$147,090	$160,188	$630,991	$658,472
Cost of sales (exclusive of depreciation and amortization)	125,245	136,307	563,944	556,913

Gross profit	21,845	23,881	67,047	101,559
Operating expenses:
Selling and marketing	4,877	6,448	25,334	27,371
Distribution and warehousing	2,698	3,041	12,166	12,689
General and administrative	6,832	8,971	32,664	34,096
Bad debt expense (recovery)	100	(100)	300	(15)
Depreciation and amortization	1,945	2,540	10,972	9,587
Goodwill and intangible impairment	3,108	—	82,729	—

Total operating expenses	19,560	20,900	164,165	83,728

Income (loss) from operations	2,285	2,981	(97,118)	17,831
Other income (expense):
Interest expense (1)	(755)	(1,270)	(4,630)	(6,127)
Interest income	37	92	86	259
Other income (expense), net	(168)	(65)	(1,255)	366

Income (loss) from continuing operations before tax	1,399	1,738	(102,917)	12,329
Income tax (expense) benefit	1,772	(819)	14,483	(5,273)

Net income (loss) from continuing operations	3,171	919	(88,434)	7,056
Discontinued operations, net of tax:
Gain on sale of discontinued operations	—	178	—	4,892
Loss from discontinued operations	—	(411)	—	(2,290)

Net income (loss)	$3,171	$686	$(88,434)	$9,658

Basic earnings (loss) per common share:
Continuing operations	$0.09	$0.03	$(2.44)	$0.20
Discontinued operations	$—	$(0.01)	$—	$0.07

Net income (loss)	$0.09	$0.02	$(2.44)	$0.27

Diluted earnings (loss) per common share:
Continuing operations	$0.09	$0.03	$(2.44)	$0.20
Discontinued operations	$—	$(0.01)	$—	$0.07

Net income (loss)	$0.09	$0.02	$(2.44)	$0.27

Weighted average shares outstanding:
Basic	36,237	36,167	36,207	36,105
Diluted	36,445	36,189	36,207	36,269

(1)	Twelve months ended March 31, 2009 interest expense includes approximately $950,000 of a non-cash write-off of debt acquisition costs.

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)

	March 31,	March 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$—	$4,445
Receivables, net	72,817	76,806
Inventories	26,732	32,654
Other	23,199	23,661

Total current assets	122,748	137,566
Property and equipment, net	15,957	17,181
Other assets	44,464	128,715

Total assets	$183,169	$283,462

Liabilities and shareholders’ equity
Current liabilities:
Note payable — line of credit	$24,133	$31,314
Note payable — short-term	—	150
Accounts payable	106,708	92,199
Other	14,040	18,257

Total current liabilities	144,881	141,920
Long-term liabilities:
Note payable — long-term	—	9,594
Other	1,281	7,537

Total liabilities	146,162	159,051
Shareholders’ equity	37,007	124,411

Total liabilities and shareholders’ equity	$183,169	$283,462

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net cash provided by operating activities	$25,295	$21,405	$16,469	$18,385

Net cash provided by (used in) investing activities	1,050	(2,689)	(334)	(13,941)
Net cash used in financing activities	(26,477)	(17,650)	(20,580)	(13,051)

Net cash provided by (used in) continuing operations	(132)	1,066	(4,445)	(8,607)
Net cash (used in) provided by discontinued operations	—	(869)	—	12,086

Net increase (decrease) in cash	(132)	197	(4,445)	3,479
Cash at beginning of period	132	4,248	4,445	966

Cash at end of period	$—	$4,445	$—	$4,445

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended March 31,
	2009	%	2008	%
Net sales:
Publishing	$22,049	13.7%	$29,403	16.5%
Distribution	138,436	86.3%	148,505	83.5%

Net sales before inter-company eliminations	160,485		177,908
Inter-company eliminations	(13,395)		(17,720)

Net sales as reported	$147,090		$160,188

Income (loss) from continuing operations:
Publishing (1)	$(460)		$2,686
Distribution	2,745		295

Consolidated income from continuing operations	$2,285		$2,981

(1)	Three months ended March 31, 2009 includes approximately $3.1 million of goodwill impairment charges.

	Twelve Months Ended March 31,
	2009	%	2008	%
Net sales:
Publishing	$102,828	14.8%	$117,423	16.1%
Distribution	592,893	85.2%	611,007	83.9%

Net sales before inter-company eliminations	695,721		728,430
Inter-company eliminations	(64,730)		(69,958)

Net sales as reported	$630,991		$658,472

Income (loss) from continuing operations:
Publishing (2)	$(98,261)		$12,693
Distribution (3)	1,143		5,138

Consolidated income (loss) from continuing operations	$(97,118)		$17,831

(2)	Twelve months ended March 31, 2009 includes approximately $110.5 million of impairment and other pre-tax charges.

(3)	Twelve months ended March 31, 2009 includes approximately $591,000 of impairment and other pre-tax charges.

Reconciliation of Net Income (Loss) from Continuing Operations to EBITDA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net income (loss) from continuing operations, as reported	$3,171	$919	$(88,434)	$7,056
Interest expense (income), net	718	1,178	4,544	5,868
Tax expense (benefit)	(1,772)	819	(14,483)	5,273
Depreciation and amortization	1,945	2,540	8,943	9,587
Impairment and other charges	3,108	—	111,102	—
Share-based compensation	246	246	1,033	1,072

EBITDA	$7,416	$5,702	$22,705	$28,856

Reconciliation of Income (Loss) from Continuing Operations to Income (Loss) Before Impairment

	Three Months Ended March 31, 2009
	Publishing	Distribution	Total
Income (loss) from continuing operations:	$(460)	$2,745	$2,285
Impairment and other charges	3,108	—	3,108

Income (loss) from continuing operations before impairment:	$2,648	$2,745	$5,393